UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LIGHTBRIDGE CORPORATION
(Name of Registrant as Specified In Its Charter)

_____________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Lightbridge Corporation 11710 Plaza America Drive, Suite 2000 Reston, VA 20190 USA 571.730.1200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2019

Dear Stockholder:

Notice is hereby given that the Annual Meeting of Stockholders (the “annual meeting”) of Lightbridge Corporation, a Nevada corporation (the “Company”), will be held on Monday, May 20, 2019 at 11:00 a.m., local time, at the offices of Hogan Lovells US LLP located at Park Place II, Ninth Floor, 7930 Jones Branch Drive, McLean, Virginia 22102, for the following purposes:

1.	To elect the five persons named in the accompanying proxy statement to the Board of Directors of the Company;

2.	To approve, on an advisory basis, our executive compensation;

3.	To ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

If you owned our common stock at the close of business on March 29, 2019, you may attend and vote at the annual meeting.

Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. You may vote your shares by either completing, signing, and returning the accompanying proxy card or casting your vote via a toll-free telephone number or over the Internet.

Sincerely,

Thomas Graham, Jr.
Chairman and Corporate Secretary
April 12, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2019

This Notice, our proxy statement and our 2018 Annual Report are available online at

 http://www.edocumentview.com/LTBR

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. Please read the entire proxy statement carefully before voting.

Lightbridge Corporation 2019 Annual Meeting of Stockholders

Date and Time:	Monday, May 20, 2019 at 11 a.m., local time

Place:	Hogan Lovells US LLP, Park Place II, Ninth Floor, 7930 Jones Branch Drive, McLean, Virginia 22102

Annual Meeting Agenda
Proposal		Page Numbers	Board Recommendation

1.	Election of directors	31	FOR all nominees
2.	Advisory vote on executive compensation	34	FOR
3.	Ratification of independent auditors	35	FOR

In addition, stockholders may be asked to consider any other business properly brought before the meeting.

Our Director Nominees

The following table provides summary information about each director nominee. Each director is elected annually by a plurality of votes cast.

Committee Membership
Name and Position	Director Since	Independent	Audit	Comp	Gov/Nom	Exec
Seth Grae, President and CEO	April 2006	No				Chair
Thomas Graham, Jr., Chairman and Corporate Secretary	April 2006	No				☒
Victor E. Alessi, Director	August 2006	Yes	☒	Chair	☒	☒
Daniel B. Magraw, Director	October 2006	Yes	☒	☒	Chair
Kathleen Kennedy Townsend, Director	October 2013	Yes	Chair	☒	☒

i

PROXY STATEMENT SUMMARY

Stockholder Outreach and Our Response

At our 2018 annual meeting of stockholders, our advisory vote on executive compensation (the “say-on-pay vote”) received approval from 66% of the votes cast at the meeting, which was lower than the prior year’s 81% approval. The Compensation Committee was very concerned with this low level of stockholder support for our executive pay programs. While we have maintained a pay for performance philosophy in the past (more variable than fixed pay, annual incentives based on achievement of specific objectives, the use of appreciation-based stock options, etc.), the Committee felt it was critical to reach out directly to stockholders in order to understand the basis for the low say-on-pay support. As such, we met with stockholders and constituents to discuss executive compensation, corporate governance, and related matters. The tables below summarize what we heard, and the actions taken by the Company in response.

What We Heard During Our Stockholder Outreach

•	Stockholders were generally satisfied with the actions of management and the direction of the Company; however, they were disappointed by the decline in our stock price over the course of fiscal 2017 and reflected that disappointment in the say-on-pay vote.
•	Stockholders stressed the importance of pay-for-performance alignment.
•	Stockholders understood the Compensation Committee’s rationale for 2017 compensation decisions, appreciated the expanded compensation disclosure in our 2018 proxy statement and were generally supportive of our compensation programs and overall design.

What We Did in Response to What We Heard

As part of our Board of Directors’ commitment to engagement with our stockholders, we evaluate and respond to the views voiced by our stockholders on a regular basis. This dialogue with our stockholders has led to the reaffirmation of, or enhancements to, certain of our corporate governance and executive compensation practices, which our Board believes are in the best interest of our Company and our stockholders, including:

•

Strengthen Pay and Performance Alignment: the Compensation Committee plans to adopt strategic milestone goals in early 2019 and use those goals to determine 2019 annual incentive awards at the end of the year.

•

Highlighting Pay and Performance Relationship: adding disclosure to our proxy statement regarding the realizable value of equity compensation granted to our CEO (see below), in light of the difference between the amount reported in the total compensation column of the Summary Compensation Table and the value actually realized by our CEO.

•	Maintained Stockholder Aligned LTI Program: the Company continued with stock option grants to employees as our sole form of long-term incentives in 2018.
•	Continued Outreach to Stockholders: continuing to refine our stockholder engagement process to connect with our stockholders.

ii

PROXY STATEMENT SUMMARY

Summary Compensation Table compensation consists of (i) actual base salary; (ii) actual bonus received; and (iii) the fair value of all long-term incentive awards on the date of grant, calculated in accordance with the reporting requirements for the Summary Compensation Table. Realizable pay consists of (i) actual base salary; (ii) actual bonus received; and (iii) the in-the-money portion of long-term incentive awards granted in each year from 2014 to 2018 valued on December 31, 2018.

iii

Lightbridge Corporation 11710 Plaza America Drive, Suite 2000 Reston, VA 20190 USA 571.730.1200

2019 PROXY STATEMENT

The Board of Directors (“Board”) of Lightbridge Corporation, a Nevada corporation (the “Company,” “Lightbridge” or “we”) is furnishing this proxy statement and the accompanying proxy to you to solicit your proxy for the 2019 Annual Meeting of Stockholders (the “annual meeting”). The annual meeting will be held on Monday, May 20, 2019 at 11 a.m., local time, at the offices of Hogan Lovells US LLP located at Park Place II, Ninth Floor, 7930 Jones Branch Drive, McLean, Virginia 22102.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is this proxy statement?

You are receiving this proxy statement and our annual report because our Board is soliciting your proxy to vote your shares at the 2019 annual meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares. The Company is making this proxy statement and the accompanying proxy first available on or about April 12, 2019.

What is the purpose of the annual meeting?

At the annual meeting, our stockholders will act upon the proposals described in this proxy statement. As in prior years, these proposals include the election of directors, an advisory vote on our executive compensation, and the ratification of the appointment of the Company’s independent registered public accounting firm (which we sometimes refer to as the “independent auditors”).

Who can attend the annual meeting?

All stockholders of record at the close of business on March 29, 2019, the record date, or their duly appointed proxies, may attend the annual meeting.

What proposals will be voted on at the annual meeting?

Stockholders will vote on three proposals at the annual meeting:

•	Proposal 1 — The election of directors;

•	Proposal 2 — An advisory vote on our executive compensation; and

•	Proposal 3 — The ratification of BDO USA, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2019.

In addition, stockholders may transact other business that may properly come before the annual meeting and any and all adjournments or postponements of the annual meeting.

1

What are the Board’s recommendations?

Our Board of Directors recommends that you vote:

•	FOR the election of each of the nominated directors;

•	FOR approval of our executive compensation; and

•	FOR ratification of our independent auditors.

Will there be any other business on the agenda?

The Board knows of no other matters that are likely to be brought before the annual meeting. If any other matters properly come before the annual meeting, however, the persons named in the enclosed proxy, or their duly appointed substitute acting at the annual meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Who is entitled to vote?

Only stockholders of record at the close of business on March 29, 2019, which we refer to as the record date, are entitled to notice of, and to vote at, the annual meeting. As of the record date, there were 36,149,325 shares of our common stock outstanding. Holders of common stock as of the record date are entitled to one vote for each share held for each of the proposals.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, you are considered, with respect to those shares, the “stockholder of record.” This proxy statement and our Annual Report have been sent directly to you by us.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. This proxy statement and the Annual Report have been forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instructions included with your proxy materials.

How do I vote my shares?

Stockholders can vote in person at the annual meeting or by proxy. There are three ways to vote by proxy:

•	By Telephone — Stockholders located in the United States can vote by telephone by calling the number listed on the enclosed proxy card and following the instructions.

•	By Internet — You can vote over the Internet by going to the link provided on the enclosed proxy card and following the instructions.

•	By Mail — You can vote by mail by signing, dating and mailing the enclosed proxy card.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EDT) on May 19, 2019.

2

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify how your shares should be voted for each of the proposals. If you grant a proxy without indicating your instructions, your shares will be voted as recommended by the Board of Directors, as set forth above under “What are the Board’s recommendations?”

What constitutes a quorum?

A quorum is the presence, in person or by proxy, of the holders of a majority of the shares of the common stock entitled to vote. A quorum is required for the transaction of business at the annual meeting. Under Nevada law, an abstaining vote and a “broker non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting.

What is a “broker non-vote” and what is its effect on voting?

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares does not have the authority to vote on the matter with respect to those shares. This is generally referred to as a “broker non-vote.” Proposal 3 (ratification of auditors) involves a matter that we believe will be considered routine under the relevant securities exchange rules. The “routine” treatment of this proposal does not affect the seriousness with which we treat it. All other proposals involve matters that we believe will be considered non-routine. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided by such organization.

What is required to approve each item?

•	For Proposal 1 (election of directors), a plurality of the votes cast is required for the election of directors. This means that the five director nominees receiving the greatest number of FOR votes will be elected to the Board of Directors. You may vote FOR or WITHHOLD with respect to the election of directors. Only votes FOR are counted in determining whether a plurality has been cast in favor of a director. Abstentions and broker non-votes are not counted for purposes of the election of directors.

•	For each of Proposal 2 (advisory vote on executive compensation) and Proposal 3 (ratification of independent auditors) and any other business that may properly come before the annual meeting, the number of affirmative votes cast in favor of the proposal must exceed the number of votes cast against the proposal for approval of each proposal. Abstentions and broker non-votes are not counted for purposes of either Proposal 2 or Proposal 3 or any other business that may properly come before the annual meeting.

Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate.

3

How will shares of common stock represented by properly executed proxies be voted?

All shares of common stock represented by proper proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If you submit an executed proxy, but do not provide voting instructions, your shares will be voted in accordance with the Board’s recommendations as set forth above under “What are the Board’s recommendations?” In addition, if any other matters properly come before the annual meeting, the persons named in the enclosed proxy, or their duly appointed substitute acting at the annual meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Can I change my vote or revoke my proxy?

Yes. Any stockholder executing a proxy has the power to revoke such proxy at any time prior to its exercise. You may revoke your proxy prior to exercise by:

•	submitting a written notice of revocation of your proxy by mail to:

Lightbridge Corporation 11710 Plaza America Drive, Suite 2000 Reston, VA 20190 Attention: Corporate Secretary

•	submitting a properly signed proxy card bearing a later date to the address immediately above;

•	voting over the Internet or by telephone per the instruction included herein; or

•	voting in person at the annual meeting.

What does it mean if I receive more than one proxy?

If your shares are registered under different names or are in more than one account, you may receive more than one set of proxy materials. To ensure that all your shares are voted, please vote by telephone or through the Internet using each personal identification number you are provided, or complete, sign and date the multiple proxy cards relating to your multiple accounts. We encourage you whenever possible to have all accounts registered in the same name and address. You can accomplish this by contacting our transfer agent, Computershare Trust Company at (800) 962-4284.

Who paid for this proxy solicitation?

The cost of preparing, printing, assembling, and mailing this proxy statement and other material furnished to stockholders in connection with the solicitation of proxies is borne by us.

How do I learn the results of the voting at the annual meeting?

Preliminary results will be announced at the annual meeting. Final results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the annual meeting.

4

How are proxies solicited?

In addition to the solicitation of proxies by mail, our officers, directors, employees, and agents may solicit proxies by written communication, telephone, or personal call. These persons will receive no special compensation for any solicitation activities. We will reimburse banks, brokers, and other persons holding common stock for their expenses in forwarding proxy solicitation materials to beneficial owners of our common stock. We have engaged Advantage Proxy, Inc. to assist us with the solicitation of proxies for the annual meeting. We expect to pay Advantage Proxy, Inc. approximately $5,500, plus expenses, for its services.

What is “householding?”

“Householding” means that we deliver a single set of proxy materials when requested to households with multiple stockholders, provided certain conditions are met. Householding reduces our printing and mailing costs.

If you or another stockholder of record sharing your address would like to receive an additional copy of the proxy materials, we will promptly deliver it to you upon your request in one of the following manners:

•	by sending a written request by mail to:

Lightbridge Corporation 11710 Plaza America Drive, Suite 2000 Reston, VA 20190 Attention: Corporate Secretary

•	by calling our Corporate Secretary at 571-730-1200.

If you would like to opt out of householding in future mailings, or if you are currently receiving multiple mailings at one address and would like to request householded mailings, you may do so by contacting our Corporate Secretary as indicated above.

Can I receive future stockholder communications electronically through the Internet?

Yes. You may elect to receive future notices of meetings, proxy materials, and annual reports electronically through the Internet. To consent to electronic delivery, vote your shares using the Internet. At the end of the Internet voting procedure, the on-screen Internet voting instructions will tell you how to request future stockholder communications be sent to you electronically.

Once you consent to electronic delivery, you must vote your shares using the Internet and your consent will remain in effect until withdrawn. You may withdraw this consent at any time during the voting process and resume receiving stockholder communications in print form.

Whom may I contact for further assistance?

If you have any questions about giving your proxy or require any assistance, please contact our Corporate Secretary:

•	by mail, to:

Lightbridge Corporation 11710 Plaza America Drive, Suite 2000 Reston, VA 20190 Attention: Corporate Secretary

•	by telephone at 571-730-1200.

5

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below are the names of our current directors, all of whom are standing for reelection, and our executive officers, their ages, all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years.

Name	Age	Position with Lightbridge	Director Since
Seth Grae	55	President, CEO, and Director	April 2006
Thomas Graham, Jr.	85	Chairman and Corporate Secretary	April 2006
Victor E. Alessi	79	Director	August 2006
Kathleen Kennedy Townsend	67	Director	October 2013
Daniel B. Magraw	72	Director	October 2006
Larry Goldman	62	Chief Financial Officer	—
Andrey Mushakov	42	Executive Vice President, Nuclear Operations	—

Name	Position with Lightbridge and Principal Occupations

Seth Grae

Mr. Grae was named the President and Chief Executive Officer of the Company on March 17, 2006 and, effective April 2, 2006, became a director of the Company. Mr. Grae has also served as President and Chief Executive Officer of Enfission, LLC, the Company’s joint venture with Framatome, since January 2018. Seth Grae has led the development and implementations of Lightbridge’s business efforts to develop and deploy advanced nuclear fuel technologies and to provide comprehensive advisory services based on safety, non-proliferation, and transparency for emerging commercial nuclear power programs.

Mr. Grae is a member of the Civil Nuclear Energy Advisory Committee to the U.S. Secretary of Commerce, the Nuclear Energy Institute’s Board of Directors and Suppliers Advisory Committee, the Board of Directors of the Virginia Nuclear Energy Consortium, and the Dean’s Advisory Council at the Washington College of Law at American University. He is also a member of the Nuclear Security Working Group. Mr. Grae has served as Vice Chair of the Governing Board of the Bulletin of the Atomic Scientists, as Co-Chair of the American Bar Association’s Arms Control and Disarmament Committee, and as a member of the Board of Directors of the Lawyers Alliance for World Security.

Thomas Graham, Jr.

Ambassador Graham became a director of the Company on April 2, 2006, and chairman of the Board on April 4, 2006. Ambassador Graham served as a member of the board of directors of Thorium Power, Inc., from 1997 until the merger with the Company. He is one of the world’s leading experts on nuclear non-proliferation and has served as a senior U.S. diplomat involved in the negotiation of every major international arms control and non-proliferation agreement involving the United States during the period from 1970 to 1997, including the Strategic Arms Limitations Talks (the Interim Agreement on Strategic Offensive Arms and the Anti- Ballistic Missile Treaty), the Strategic Arms Reduction Talks (SALT II Treaty), the Intermediate Nuclear Forces Treaty, the Nuclear Non- Proliferation Treaty Extension, the Conventional Armed Forces in Europe Treaty, and the Comprehensive Test Ban Treaty. In 1993, Ambassador Graham served as the Acting Director of the U.S. Arms Control and Disarmament Agency (“ACDA”), and for seven months in 1994 served as the Acting Deputy Director. From 1994 through 1997, he served as the Special Representative of the President of the United States for Arms Control, Non-Proliferation and Disarmament with the rank of Ambassador, and in this capacity successfully led U.S. government efforts to achieve the permanent extension of the Nuclear Non-Proliferation Treaty in 1995. He also served for 15 years as the general counsel of ACDA.

6

Name	Position with Lightbridge and Principal Occupations

Ambassador Graham worked on the negotiation of the Chemical Weapons Convention and the Biological Weapons Convention. He drafted the implementing legislation for the Biological Weapons Convention and managed the Senate approval of the ratification of the Geneva Protocol banning the use in war of chemical and biological weapons. Mr. Graham served as a member of the International Advisory Board for the nuclear program of the United Arab Emirates from 2009 through its termination in October 2017. He is also Chairman of the Board of CanAlaska Uranium Ltd. of Vancouver, Canada (TSX: CVV), a uranium exploration company.

Ambassador Graham received an A.B. in 1955 from Princeton University and a J.D. in 1961 from Harvard Law School. He is a member of the Kentucky, the District of Columbia, and the New York Bar Associations and is a member of the Council on Foreign Relations. He chaired the Committee on Arms Control and Disarmament of the American Bar Association from 1986-1994. Ambassador Graham received the Trainor Award for Distinction in Diplomacy from Georgetown University in 1995 and the World Order Under Law award from the International Law Section of the American Bar Association in 2007. He has taught at a number of universities as an adjunct professor including the University of Virginia Law School, Georgetown University Law Center, Georgetown University School of Foreign Service, the University of Washington, the University of Tennessee, Stanford University, and Oregon State University. He has published numerous non-fiction books, including The Alternate Route: Nuclear Weapon Free Zones and Seeing the Light, the Case for Nuclear Power in the 21st Century in 2017, and Unending Crisis in 2012, as well as a historical novel, Sapphire, A Tale of the Cold War in 2014.

Victor E. Alessi

Dr. Alessi became a director of the Company on August 23, 2006. Dr. Alessi, who holds a Ph.D. in nuclear physics, is President Emeritus of the United States Industry Coalition (“USIC”), an organization dedicated to facilitating the commercialization of technologies of the New Independent States (“NIS”) of the former Soviet Union through cooperation with its members. He has held such position since August 1, 2006. Prior to becoming President Emeritus, Dr. Alessi held the positions of CEO and President of USIC since 1999. Previously, he was President of DynMeridian, a subsidiary of DynCorp, specializing in arms control, non-proliferation, and international security affairs. Before joining DynMeridian in early 1996, Dr. Alessi was the Executive Assistant to the Director, U.S. Arms Control and Disarmament Agency (“ACDA”). At ACDA he resolved inter-bureau disputes and advised the director on all arms control and non-proliferation issues. Dr. Alessi served as Director of the Office of Arms Control and Non-proliferation in the Department of Energy (“DOE”) prior to his work at ACDA, overseeing all DOE arms control and non-proliferation activities. As a senior DOE representative, Dr. Alessi participated in U.S. efforts that led to successful conclusion of the Intermediate Nuclear Forces (“INF”), Conventional Forces in Europe, Threshold Test Ban, Peaceful Nuclear Explosions, Open Skies, Strategic Arms Reductions Talks Treaties, and the Chemical Weapons Convention. In this role, he was instrumental in implementing the U.S. unilateral nuclear initiative in 1991 and was a member of the U.S. delegation discussing nuclear disarmament with Russia and other states of the former Soviet Union. He was in charge of DOE’s support to the U.N. Special Commission on Iraq, to the Nunn-Lugar Initiative, and represented DOE in discussions on the Comprehensive Test Ban (“CTB”) with the other nuclear weapons states before the CTB negotiations began in Geneva in 1994. Dr. Alessi served as the U.S. board member to the International Science and Technology Center in Moscow since its founding in 1992 until 2011, and as a member of the Board of Directors of Valley Forge Composite Technologies, Inc. from 2008 until 2013. He is also the former U.S. board member to the Science and Technology Center in Ukraine. Dr. Alessi is a 1963 graduate of Fordham University, where he also earned a licentiate in Philosophy (“Ph.L.”) in 1964. He studied nuclear physics at Georgetown University, receiving his M.S. in 1968 and Ph.D. in 1969.

7

Name	Position with Lightbridge and Principal Occupations

Kathleen Kennedy Townsend

Ms. Townsend became a director of the Company in October 2013. Ms. Townsend has a long history of accomplishment in the public arena, and for the last decade in the private sector. She has been a Managing Director at the Rock Creek Group, an investment management company, since 2007. Ms. Townsend is also the Director of Retirement Security at the Economic Policy Institute and serves on the Board of Directors for the Pension Rights Center (a nonprofit consumer advocacy organization), NewTower Trust Company (a non-depository trust company that provides fiduciary and trustee services to the Multi-Employer Property Trust (MEPT), an open-end commingled real estate equity fund), and CanAlaska Uranium Ltd. (TSX: CVV) (a Canadian uranium exploration company).

As the State of Maryland’s first woman Lt. Governor, Ms. Townsend was in charge of a multimillion-dollar budget and had oversight of major cabinet departments, including Economic Development and Transportation, State Police, Public Safety, and Correction and Juvenile Justice. Prior to being elected Lt. Governor, Ms. Townsend served as Deputy Assistant Attorney General of the United States. In that role, she led the planning to put 100,000 police officers into the community and she ignited the Police Corps, a program to give college scholarships to young people who pledge to work as police officers for four years after graduation.

Prior to serving at the Department of Justice, Ms. Townsend spent seven years as the founder and director of the Maryland Student Service Alliance, where she led the fight to make Maryland the first-and only-state to make service a graduation requirement.

She has been appointed Special Advisor at the Department of State, and a Research Professor at the McCourt School of Public Policy at Georgetown University, where she focuses on retirement security. She is a Woodrow Wilson Fellow. She taught foreign policy at the University of Pennsylvania and the University of Maryland, Baltimore County and has been a visiting Fellow at the Kennedy School of Government at Harvard. In the mid-1980s, she founded the Robert F. Kennedy Human Rights Award.

She chairs the Center for Popular Democracy, which builds the strength and capacity of democratic organizations. Ms. Townsend is also a member of the Council of Foreign Relations and the Inter-American Dialogue. For the last eight years she has been Vice-Chair of the Future of Science conference held in Venice Italy and for the last four years Vice-Chair of Science for Peace held in Milan.

Ms. Townsend has chaired the Institute of Human Virology founded by Dr. Robert Gallo, which treats over 700,000 patients in Africa as part of the PEPFAR program, has chaired the Robert Kennedy Memorial and has been on the Board of Directors of the John F. Kennedy Library Foundation. Previously, she served on a number of boards including the Export-Import Bank, Johns Hopkins School of Advanced International Studies, the Wilderness Society, the Points of Light Foundation, the National Catholic Reporter and the Institute for Women’s Policy Research, and the Baltimore Urban League.

An honors graduate of Harvard University, Ms. Townsend received her law degree from the University of New Mexico, where she was a member of the law review. She has received fourteen honorary degrees. A member of the bar in Maryland, Connecticut, and Massachusetts, she is also a certified broker-dealer.

Ms. Townsend’s book, Failing America’s Faithful: How Today’s Churches Mixed God with Politics and Lost Their Way was published by Warner Books in March 2007.

8

Name	Position with Lightbridge and Principal Occupations

Daniel B. Magraw

Mr. Magraw became a director of the Company on October 23, 2006. Mr. Magraw is a leading expert on international environmental law and policy, as well as on international human rights. Mr. Magraw is a Senior Fellow and Professorial Lecturer at the Foreign Policy Institute at Johns Hopkins School of Advanced International Studies and President Emeritus of the Center for International Environmental Law (“CIEL”). Mr. Magraw was the President and CEO of CIEL from 2002- 2010. From 1992-2001, he was Director of the International Environmental Law Office of the U.S. Environmental Protection Agency, during which time he also served at the White House (2000-2001) and as Acting Assistant Administrator of the EPA’s Office of International Activities. He was a member of the Trade and Environment Policy Advisory Committee to the Office of the U.S. Trade Representative (“TEPAC”) from 2002-2010, chairs the American Bar Association (“ABA”) Section of International Law’s Task Force on Carta de Foresta, serves as a consultant to the United Nations, was a member of the U.S. Department of State Study Group on International Business Transactions, and was Chair of the 15,000-member Section of International Law and Practice of the ABA. He practiced international law, constitutional law, and bankruptcy law at Covington & Burling in Washington, DC from 1978-1983. Mr. Magraw is a widely-published author in the field of international law and has received many awards. He graduated from Harvard University with High Honors in Economics, where he was student body president, and from the University of California, Berkeley Law School, where he was editor-in-chief of the law review. While working as an economist for the Peace Corps in India from 1968 to 1972, Mr. Magraw helped develop and managed the largest and most successful cooperative of its type (wholesale, retail, furniture manufacturing, and food processing) in India. In 1996, Mr. Magraw became a member of the Board of Directors of Thorium Power, Inc., which is now a wholly-owned subsidiary of the Company.

Larry Goldman

Mr. Larry Goldman, a certified public accountant, was appointed the Chief Financial Officer of the Company on September 1, 2018. Mr. Goldman has been working with Lightbridge as a consultant since 2006 and had been serving as our Chief Accounting Officer since 2015. Mr. Goldman has also served as Controller of Enfission, LLC, the Company’s joint venture with Framatome, since January 2018. From 1985 to 2004, Mr. Goldman was an Audit Assurance Partner for Livingston Wachtell & Co., LLP, a New York City CPA firm with over 20 years of assurance, tax and advisory services. Since September 2004, Mr. Goldman had also provided consulting services to numerous public companies on various financial projects and has government contracting accounting experience.

Mr. Goldman has an M.S. Degree in Taxation from Pace University and Bachelor’s Degree in Business Administration with a concentration in Accounting. Mr. Goldman is a member of the New York State Society of CPAs and the American Institute of Certified Public Accountants, where he has served on the SEC Practice Committee and a Management Consulting Committee. He has also been published in the New York CPA Journal.

9

Name	Position with Lightbridge and Principal Occupations

Andrey Mushakov

Dr. Mushakov oversees the nuclear fuel technology division of Lightbridge Corporation and is an expert in cost modeling and the economics of the nuclear fuel cycle. He has been with Lightbridge since 2000, and in 2018 he was named executive vice president for nuclear operations.

In 2009, Dr. Mushakov led Lightbridge’s efforts to establish its Russian Branch Office in Moscow and oversaw its successful operation from 2009 to 2014 when Lightbridge made a decision to move its critical path fuel development and demonstration activities out of Russia due to increased political risk. In 2014-2015, Dr. Mushakov spearheaded an effort within Lightbridge to establish cooperation agreements with Canadian Nuclear Laboratories in Canada, BWXT in the United States, and the Institute for Energy Technology in Norway.

From 2016 through January 2018, Dr. Mushakov led a successful negotiating team effort to establish Lightbridge’s first commercial arrangement with a major nuclear fuel vendor via formation of a 50-50 US-based joint venture company, Enfission, LLC, between Lightbridge and Framatome Inc. Dr. Mushakov has served as the Vice-President in charge of Strategy at Enfission since January 2018.

Dr. Mushakov has been a featured speaker at international conferences and panels on nuclear fuel technology, including the Wharton Energy Conference and the World Nuclear Fuel Cycle Conference.

He earned a Ph.D. in economics from St. Petersburg State University of Economics and Finance, an M.S. degree in management from Hult International Business School, and a B.S. degree in banking and finance from the Financial University under the Government of the Russian Federation.

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, executive officers, and persons beneficially owning more than 10% of our common stock must report their initial ownership of our common stock, and any changes in that ownership, to the SEC. The SEC has designated specific due dates for these reports. Based solely on our review of copies of such reports filed with the SEC and written representations of our directors and executive officers, we believe that all persons subject to such reporting requirements filed all required reports on a timely basis in 2018, other than a Form 4 filed two business days late on August 14, 2018 for each of Victor Alessi, Seth Grae, Thomas Graham, Daniel Magraw, Andrey Mushakov, and Kathleen Kennedy Townsend.

10

CORPORATE GOVERNANCE

Our current corporate governance practices and policies are designed to promote stockholder value. We are committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Corporate Governance Guidelines

We and our Board are committed to high standards of corporate governance as an important component in building and maintaining stockholder value. To this end, we regularly review our corporate governance policies and practices to ensure that they are consistent with the high standards of other companies. We also closely monitor guidance issued or proposed by the SEC, as well as the emerging best practices of other companies. The current corporate governance guidelines are available on the Company’s website www.ltbridge.com. Printed copies of our corporate governance guidelines may be obtained, without charge, by contacting the Corporate Secretary, Lightbridge Corporation, 11710 Plaza America Drive, Suite 2000, Reston, VA 20190 USA.

The Board and Committees of the Board

The Company is governed by the Board that currently consists of five members: Seth Grae, Thomas Graham, Victor Alessi, Kathleen Kennedy Townsend and Daniel Magraw. The Board has established four Committees: the Audit Committee, the Compensation Committee, the Governance and Nominating Committee and the Executive Committee. Each of the Audit Committee, Compensation Committee and Governance and Nominating Committee are comprised entirely of independent directors. From time to time, the Board may establish other committees. The Board met four times in 2018. The Board has adopted a written charter for each of its committees which are available on the Company’s website www.ltbridge.com. Printed copies of these charters may be obtained, without charge, by contacting the Corporate Secretary, Lightbridge Corporation, 11710 Plaza America Drive, Suite 2000, Reston, VA 20190 USA. Each director attended at least 75% of all meetings of the Board of Directors and each committee on which he or she served during 2018. Pursuant to the Company’s corporate governance guidelines, directors are encouraged to attend annual meeting of stockholders, and Ms. Townsend and Messrs. Alessi, Grae and Graham attended the Company’s 2018 annual meeting.

Governance Structure

The Company has chosen to separate the roles of the Chairman of the Board and the Chief Executive Officer, though our current Chairman, Thomas Graham, Jr., is a member of the Company’s executive management. We have chosen to implement such a governance structure to allow our Chief Executive Officer the ability to focus the majority of his time and efforts on the day-to-day operations of the Company. We believe that this governance structure has served the Company’s stockholders well over the years.

We encourage our stockholders to learn more about our Company’s governance practices at our website, www.ltbridge.com.

The Board’s Role in Risk Oversight

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board’s oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

11

While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board, Board committees and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

The Board implements its risk oversight function both as a whole and through committees. Much of the work is delegated to various committees, which meet regularly and report back to the full Board. All committees play significant roles in carrying out the risk oversight function. In particular:

•

The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and the Company’s ethics programs, including the Code of Business Conduct and Ethics. The Audit Committee members meet separately with representatives of the independent auditing firm.

•

The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

Independent Directors

In considering and making decisions as to the independence of each of the directors of the Company, the Board considered transactions and relationships between the Company (and its subsidiaries) and each director (and each member of such director’s immediate family and any entity with which the director or family member has an affiliation such that the director or family member may have a material indirect interest in a transaction or relationship with such entity). The Board has determined that Mr. Alessi, Mr. Magraw and Ms. Townsend are independent as defined in applicable SEC and Nasdaq rules and regulations, and that each constitutes an “Independent Director” as defined in Nasdaq Listing Rule 5605. Such members constitute a majority of the entire Board.

Audit Committee

Our Audit Committee consists of Mr. Alessi, Mr. Magraw and Ms. Townsend, each of whom is “independent” as that term is defined under the Nasdaq listing standards. The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of the Company. Ms. Townsend is chair of the Audit Committee and a financial expert as that term is defined by the applicable SEC rules. The Audit Committee is responsible for, among other things:

•	selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;

•	reviewing with our independent auditors any audit problems or difficulties and management’s response;

•	reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S- K under the Securities Act of 1933, as amended;

12

•	discussing the annual audited financial statements with management and our independent auditors;

•	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of significant internal control deficiencies;

•	annually reviewing and reassessing the adequacy of our Audit Committee charter;

•	meeting separately and periodically with management and our internal and independent auditors;

•	reporting regularly to the full Board; and

•	such other matters that are specifically delegated to our Audit Committee by our Board from time to time.

The Audit Committee met four times during 2018.

Compensation Committee

Our Compensation Committee consists of Mr. Alessi, Mr. Magraw and Ms. Townsend, each of whom is “independent” as that term is defined under the Nasdaq listing standards. Our Compensation Committee assists the Board in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers. Neither our Chief Executive Officer nor our Chief Financial Officer may be present at any committee meeting during which his compensation is deliberated. The Compensation Committee is responsible for, among other things:

•	approving and overseeing the compensation package for our executive officers;

•	reviewing and making recommendations to the Board with respect to the compensation of our directors;

•

reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives, and setting the compensation level of our Chief Executive Officer based on this evaluation; and

•

reviewing periodically and making recommendations to the Board regarding any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Under its charter, the Compensation Committee has sole authority to retain and terminate outside counsel, compensation consultants retained to assist the Compensation Committee in determining the compensation of the Chief Executive Officer or senior executive officers, or other experts or consultants, as it deems appropriate, including sole authority to approve the firms’ fees and other retention terms. The Compensation Committee may also form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee. The Compensation Committee may from time to time seek recommendations from the executive officers of the Company regarding matters under the purview of the Compensation Committee, though the authority to act on such recommendations rests solely with the Compensation Committee.

The Compensation Committee met four times during 2018.

13

Governance and Nominating Committee

Our Governance and Nominating Committee consists of Mr. Alessi, Mr. Magraw and Ms. Townsend, each of whom is “independent” as that term is defined under the Nasdaq listing standards. The Governance and Nominating Committee assists the Board of Directors in identifying individuals qualified to become our directors and in determining the composition of the Board and its committees. The Governance and Nominating Committee is responsible for, among other things:

•	identifying and recommending to the Board nominees for election or re-election to the Board, or for appointment to fill any vacancy;

•	reviewing annually with the Board the current composition of the Board in light of the characteristics of independence, age, skills, experience and availability of service to us;

•	identifying and recommending to the Board the directors to serve as members of the Board’s committees; and

•	monitoring compliance with our Code of Business Conduct and Ethics.

Our Governance and Nominating Committee does not have a specific policy with regard to the consideration of candidates recommended by stockholders; however any nominees proposed by our stockholders will be considered on the same basis as nominees proposed by the Board. If you or another stockholder want to submit a candidate for consideration to the Board, you may submit your proposal to our Corporate Secretary:

•	by sending a written request by mail to:

Lightbridge Corporation 11710 Plaza America Drive, Suite 2000 Reston, VA 20190 Attention: Corporate Secretary

•	by calling our Corporate Secretary at 571-730-1200.

The Governance and Nominating Committee met four times during 2018.

14

Executive Committee

Our Executive Committee consists of Messrs. Alessi, Grae and Graham. The Executive Committee of the Company exercises the power of the Board between regular meetings of the Board and when timing is critical. The Executive Committee also assists the Board in fulfilling its oversight responsibility with respect to management-level staff, outside service providers, third-party vendors and sensitive information potentially subject to export controls.

Code of Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to the Company’s directors, officers and employees. A copy of this policy is available via our website at http://ir.ltbridge.com/corporate-governance.cfm. Printed copies of our Code of Business Conduct and Ethics may be obtained, without charge, by contacting the Corporate Secretary, Lightbridge Corporation, 11710 Plaza America Drive, Suite 2000, Reston, VA 20190 USA. During the fiscal year ended December 31, 2018, there were no waivers of our Code of Business Conduct and Ethics.

Transactions with Related Persons

None of our directors, director nominees, executive officers, 5% stockholders, or immediate family members of such persons has been involved in any transactions with us which are required to be disclosed pursuant to Item 404 of Regulation S-K.

Stockholder Communication with the Board of Directors

Stockholders may communicate with the Board, including non-management directors, by sending a letter to our Board, c/o Corporate Secretary, Lightbridge Corporation, 11710 Plaza America Drive, Suite 2000, Reston, VA 20190 USA, for submission to the Board or committee or to any specific director to whom the correspondence is directed. Stockholders communicating through this means should include with the correspondence evidence, such as documentation from a brokerage firm, that the sender is a current record or beneficial stockholder of the Company. All communications received as set forth above will be opened by the Corporate Secretary or his designee for the sole purpose of determining whether the contents contain a message to one or more of our directors. Any contents that are not advertising materials, promotions of a product or service, patently offensive materials or matters deemed, using reasonable judgment, inappropriate for the Board will be forwarded promptly to the chairman of the Board, the appropriate committee or the specific director, as applicable.

15

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we discuss our compensation philosophy and describe the compensation program for our senior executives. We also explain how the Compensation Committee determines compensation for our senior executives and its rationale for specific 2018 decisions. In addition, we discuss numerous changes the Committee has made to our program over the past several years to advance its fundamental objective: aligning our executive compensation with the long-term interests of our stockholders.

The Compensation Discussion and Analysis describes the compensation of the following named executive officers (“NEOs”):

Name	Title
Seth Grae	President, Chief Executive Officer, and Director
Larry Goldman	Chief Financial Officer
Andrey Mushakov	Executive Vice President, Nuclear Operations

Executive Summary

Our executive compensation program is designed to attract and retain qualified management personnel, to align our management’s interests with that of our stockholders, and to reward exceptional organizational and individual performance. Performance of our executives is evaluated based on financial and non-financial goals that balance achievement of short-terms goals related to the continued development of the Company’s fuel technology and business and long-term goals that seek to maximize stockholder value.

2018 Say-on-Pay Results and 2019 Compensation Changes

At our 2018 annual meeting of stockholders, our advisory vote on executive compensation (the “say-on-pay vote”) received approval from 66% of the votes cast at the meeting, which was lower than the prior year’s 81% approval. The Compensation Committee was very concerned with this low level of stockholder support for our executive pay programs. While we have maintained a pay for performance philosophy in the past (more variable than fixed pay, annual incentives based on achievement of specific objectives, the use of appreciation-based stock options, etc.), the Committee felt it was critical to reach out directly to stockholders in order to understand the basis for the low say-on-pay support. As such, we met with stockholders and constituents to discuss executive compensation, corporate governance, and related matters. The tables below summarize what we heard and the actions taken by the Company in response.

What We Heard During Our Stockholder Outreach

•	Stockholders were generally satisfied with the actions of management and the direction of the Company; however, they were disappointed by the decline in our stock price over the course of fiscal 2017 and reflected that disappointment in the say-on-pay vote.
•	Stockholders stressed the importance of pay-for-performance alignment.
•	Stockholders understood the Compensation Committee’s rationale for 2017 compensation decisions, appreciated the expanded compensation disclosure in our 2018 proxy statement and were generally supportive of our compensation programs and overall design.

16

What We Did in Response to What We Heard

As part of our Board’s commitment to engagement with our stockholders, we evaluate and respond to the views voiced by our stockholders on a regular basis. This dialogue with our stockholders has led to the reaffirmation of, or enhancements to, certain of our corporate governance and executive compensation practices, which our Board believes are in the best interest of our Company and our stockholders, including:

•

Strengthen Pay and Performance Alignment: the Compensation Committee plans to adopt strategic milestone goals in early 2019 and use those goals to determine 2019 annual incentive awards at the end of the year.

•

Highlighting Pay and Performance Relationship: adding disclosure to our proxy statement regarding the realizable value of equity compensation granted to our CEO (see below under “—Pay for Performance and Realizable Compensation”), in light of the difference between the amount reported in the total compensation column of the Summary Compensation Table and the value actually realized by our CEO.

•	Maintained Stockholder Aligned LTI Program: the company continued with stock option grants to employees as our sole form of long-term incentives in 2018.
•	Continued Outreach to Stockholders: continuing to refine our stockholder engagement process to connect with our stockholders.

2018 Accomplishments

The Company achieved significant strategic goals during 2018 including, without limitation:

•

Framatome Joint Venture. As a result of significant efforts throughout 2017, in January 2018 Lightbridge and Framatome Inc. (formerly AREVA) finalized and launched Enfission, LLC, a 50-50 joint venture company to develop, license, manufacture, and sell nuclear fuel assemblies based on Lightbridge-designed metallic fuel technology and other advanced nuclear fuel intellectual property. The joint venture has made significant research and development efforts and advancements of our nuclear fuel in 2018 including:

1.	Fabrication:

•	Identified a US-based pilot facility located at a Framatome-operated fuel fabrication site in Richland, WA to develop the fabrication process and produce partial-length and full-length fuel rods.
•	Completed the following key fabrication process activities:

i.	Developed coextrusion models for process evaluation and optimization;
ii.	Developed equipment functional specifications; and
iii.	Initiated fabrication of samples to select the most optimal alloy forming process.

2.	Fuel Design:

•	Completed initial phase of neutronics code modifications to model Lightbridge Fuel™ geometry.
•	Developed 3D model for Computational Fluid Dynamics (CFD) analysis.
•	Launched Critical Heat Flux (CHF) test program and completed the following key milestones:

i.	Developed fuel assembly CFD model to investigate CHF performance; and
ii.	Evaluated and selected the most suitable CHF heater rod design for CHF testing.

17

3.	Regulatory Licensing:

•	Established interaction with the US Nuclear Regulatory Commission (“NRC”), with the first Enfission project kick-off meeting held with NRC staff in August 2018.
•	Initiated development of fuel design limits in support of licensing activities.

•

Expansion of Patent Portfolio. The Company was successful in obtaining six new patents in 2018 in the United States and other key foreign countries. The new patents provide strong protection of the Company’s intellectual property, which is the key asset the Company plans to monetize through Enfission and through other potential partnership arrangements with additional fuel suppliers outside of Enfission’s domain.

•

Capital Raises. The Company raised approximately $33.3 million over the course of 2018 and approximately $1.9 million of funding in 2019 through March 29, 2019, funding the Company’s continued research into its nuclear fuel technology and providing capital into 2019 and beyond.

Philosophy of Our Compensation Program

Our compensation program is centered around a philosophy that focuses on management retention, alignment of interests between management and stockholders, and pay for performance. We believe this philosophy allows us to compensate our NEOs competitively, while simultaneously ensuring continued development and achievement of key business strategy goals. The Compensation Committee firmly believes that our pay-for-performance philosophy should recognize both short- and long-term performance and should include both cash and equity compensation arrangements that are supported by strong corporate governance, including active and effective oversight by the Compensation Committee.

To that end, we have implemented the following policies and practices:

•

Significant “At-Risk” Compensation. A significant portion of NEO compensation is granted in equity (i.e. stock options) and is “at-risk”. Approximately 52% of CEO compensation in 2017 was performance-based, as well as approximately 58% of 2018 compensation.

•

Short-Term Incentive Compensation. The short-term incentive compensation component of our compensation program includes an annual bonus, payable in cash and/or equity awards, upon the achievement of specific planned performance goals. Such bonus serves as a vehicle for incentivizing and motivating our employees towards achieving annual strategic performance objectives.

•

Long-Term Incentive Compensation. The long-term incentive compensation component of our compensation program consists of stock options that vest over multiple years. This is a vehicle for long-term retention of NEOs that aligns their long-term incentive compensation with stock performance.

•	Fixed Compensation. The fixed compensation elements of our compensation program include a base salary and retirement, health, life, and disability insurance benefits.

•	No Perquisites. We do not provide any perquisites, whether cash or otherwise, to our NEOs.

Pay for Performance and Realizable Compensation

One way to demonstrate our pay-for-performance alignment is to review “realizable pay,” which is an updated valuation of the compensation that could be realized by our executives, as compared to the value of compensation awarded as reported in our Summary Compensation Table, which immediately follows this Compensation Discussion and Analysis. Because a significant amount of our executive compensation includes long-term equity incentive compensation, the amount of compensation that an executive can “realize” based on prior awards fluctuates over time based on our stock price.

18

The accompanying compensation chart illustrates the 5-year aggregate realizable pay for Mr. Grae, our Chief Executive Officer, valued at the end of 2018, in contrast to the five-year aggregate total direct compensation amount reflected under the reporting requirements for the Summary Compensation Table. The value of equity awards included in the Summary Compensation Table is based on the grant date fair value of such awards, which is highly dependent on the price and volatility of our common stock at the time of grant. The equity awards made to Mr. Grae in prior years were therefore valued highly, in relative terms, at the time of grant for purposes of the Summary Compensation Table. The decline in our stock price during 2018, however, led to actual and “realizable” compensation for Mr. Grae that is 41% lower than the amounts shown in the Summary Compensation Table. We believe the chart below provides a useful supplemental perspective to assist our stockholders in understanding our executive compensation program, as it demonstrates how the value of compensation realizable by our CEO is tied to the performance of the company.

Summary Compensation Table compensation consists of (i) actual base salary; (ii) actual bonus received; and (iii) the fair value of all long-term incentive awards on the date of grant, calculated in accordance with the reporting requirements for the Summary Compensation Table. Realizable pay consists of (i) actual base salary; (ii) actual bonus received; and (iii) the in-the-money portion of long-term incentive awards granted in each year from 2014 to 2018 valued on December 31, 2018.

19

Objectives of Our Compensation Plan

The Compensation Committee has outlined the following objectives for compensation of our NEOs and considers such objectives in making compensation decisions:

Objective	Description

Attraction and Retention

We provide competitive compensation to our NEOs and tie a significant portion of compensation to time-based vesting requirements, helping to ensure that we can continue to attract key management personnel and retain such personnel.

Pay for Performance	A significant portion of each NEO’s compensation is “at-risk” or variable, based on our performance and stock price.

Pay Mix	We use a variety of fixed-pay and incentive compensation forms, including cash, stock and options.

Competitive Packages	We evaluate our compensation program in an effort to provide a competitive compensation package to each NEO that takes into account their responsibilities, performance and organization.

How Executive Compensation is Determined

Role of the Compensation Committee

The Compensation Committee of the Board oversees the Company’s executive compensation programs. Additionally, the Compensation Committee is charged with the review and approval of all annual compensation decisions relating to the NEOs and the Company’s other officers.

The Compensation Committee is composed entirely of independent, non-management members of the Board. Each member of the Compensation Committee is both a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. No Compensation Committee member participates in any of the Company’s employee compensation programs. Each year the Company reviews any and all relationships that each director has with the Company, and the Board of Directors subsequently reviews these findings. The responsibilities of the Compensation Committee, as stated in its charter, include the following:

•	review and make such recommendations to the Board of Directors as the Compensation Committee deems advisable with regard to all incentive-based compensation plans and equity-based plans;

•	review and approve the corporate goals and objectives that may be relevant to the compensation of the Company’s NEOs;

•	evaluate the performance of the NEOs in light of the goals and objectives that were set and determine and approve the compensation of the NEOs based on such evaluation; and

•	review and approve the recommendations of the CEO with regard to the compensation of all officers of the Company other than the CEO.

20

Role of Compensation Consultant

Pursuant to its charter, the Compensation Committee is authorized to engage, retain and terminate any consultant, as well as approve the consultant’s fees, scope of work and other terms of retention. For both 2017 and 2018, the Committee retained Pay Governance LLC as its independent advisor. Pay Governance advises and consults with the Committee on compensation issues and the composition of the Company’s peer group, and keeps the Committee apprised of competitive practices related to executive compensation. Pay Governance assisted the Committee in the design, structure and implementation of the current annual executive compensation program, and, at the direction of the Committee, compensation levels, trends and practices. Pay Governance does not determine the exact amount or form of executive compensation for any executive officers. Pay Governance reports directly to the Committee, and a representative of Pay Governance, when requested, attends meetings of the Committee, is available to participate in executive sessions and communicates directly with the Committee Chair or its members outside of meetings. Pay Governance does no other work for the Company.

Role of Management

The Compensation Committee considers input from the CEO when making executive compensation decisions for the other officers and employees of the Company. The CEO’s input is useful because the CEO reviews and observes the performance of the officers and employees at the Company. The Compensation Committee and Board of Directors determine the compensation of the CEO without any management input.

Performance Goals

The Compensation Committee believes that a significant portion of each NEO’s compensation should be tied to the Company’s performance. The Company measures performance based on certain operational and financial objectives as described on page 17 (e.g., advancing the Framatome joint venture and progress on fuel design, regulatory licensing, expansion of patent portfolio, and additional capital raises). Performance goals have changed from time to time and will continue to change as the condition of the Company and its fuel technology evolve.

Peer Group Analysis

The Company has historically evaluated its compensation program against the programs at other companies in order to ensure its compensation program is competitive. With the assistance of Pay Governance, the peer companies were selected based on (i) revenue scope within a reasonable range, (ii) market capitalization within a reasonable range of the Company’s market capitalization, and (iii) companies focused on technologies and services with potential environmental applications. In 2017 and 2018, the peer group consisted of:

•	Altimmune, Inc.	•	Arrowhead Pharmaceuticals, Inc.
•	Ecology & Environment, Inc.	•	Gevo, Inc.
•	GSE Systems, Inc.	•	Maxwell Technologies, Inc.
•	Perma-Fix Environmental Services, Inc.	•	Research Frontiers Incorporated
•	Spherix Incorporated	•	Superconductor Technologies Inc.
•	TRC Companies	•	US Ecology, Inc.

The Company traditionally targeted all elements of its compensation programs to provide a competitive compensation opportunity at the median range of companies whose compensation is used in our peer group.

21

Executive Compensation Elements

Overview and Compensation Mix

The following table illustrates the principal elements of the Company’s executive compensation program, each of which is evaluated and updated on an annual basis by the Compensation Committee:

Pay Element	Characteristics	Primary Objective
Base Salary	Annual fixed cash compensation	Attract and retain qualified and high performing executives

Short-Term Incentive Compensation	Annual performance-based bonus payable in cash or equity awards	Incentivize our NEOs to achieve short-term goals

Long-Term Incentive Compensation	Stock options	Retain our NEOs and align their interests with the interests of our stockholders

In addition to the above-mentioned elements, the Company also provides a retirement, health and welfare benefit component to the executive compensation program.

The 2017 and 2018 compensation mix for the Company’s NEOs demonstrates the Company’s philosophy regarding significant long-term and performance-based compensation. The following is a summary of the components of the compensation policy for the Company’s NEOs.

Fixed Compensation

Base Salary. The Compensation Committee establishes base salaries for our executives based on the scope of their responsibilities, and takes into account competitive market compensation paid by comparable companies. The Company believes that a competitive compensation program will enhance its ability to attract and retain senior executives. In each case, the Compensation Committee takes into account each officer’s (i) current and prior compensation, (ii) scope of responsibilities, (iii) experience, (iv) comparable market salaries and (v) the Company’s achievement of performance goals (both financial and non-financial). The Compensation Committee also (i) has the opportunity to meet with the officers at various times during the year, which allows the Compensation Committee to form its own assessment of each individual’s performance and (ii) reviews reports of the CEO presented to the Compensation Committee, evaluating each of the other officers, including a review of their contributions and performance over the past year, strengths, weaknesses, development plans and succession potential.

In December 2018, after taking into account the above-mentioned factors, historical base salaries, the performance of the NEOs and the Company’s need to preserve capital, the Compensation Committee approved a 3% increase in the base salaries of Mr. Grae, Dr. Mushakov and Mr. Goldman, as follows:

Name	Title	2018 Base Salary	2019 Base Salary
Seth Grae	President, Chief Executive Officer, and Director	$459,268	$473,046
Larry Goldman	Chief Financial Officer	$265,000	$272,950
Andrey Mushakov	Executive Vice President, Nuclear Operations	$286,443	$295,036

For more information about the 2018 base salaries for each of our NEOs, please see the 2018 Summary Compensation Table below.

22

Retirement, Health, Life, and Disability Insurance Benefits

The Company offers a variety of health and other insurance and retirement programs to all eligible employees. The NEOs generally are eligible for the same benefit programs on the same basis as the rest of the Company’s employees. The Company’s health insurance programs include medical, dental, and vision coverage. In addition to the foregoing, the NEOs are eligible to participate in a defined contribution profit sharing plan (the “401(k)”) that is administered by a committee of trustees appointed by the Company. Substantially all employees are eligible to participate in the 401(k) plan. In 2018, the Company began making 100% matching contributions for all full-time employees with immediate vesting.

Perquisites

We do not provide any perquisites, whether cash or otherwise, to our NEOs. We feel that our executive compensation program, particularly given the Company’s capital needs, provides our NEOs with competitive compensation such that we do not need to provide any perquisites to achieve the goals of our executive compensation program.

Short-Term Incentive Compensation

The Compensation Committee has established a short-term incentive (STI) program pursuant to which each of the NEOs could earn a cash or stock-based bonus on the achievement of individualized or Company-wide performance expectations. The target value of the award was established at 50% of base salary in the case of each of Mr. Grae, Dr. Mushakov and Mr. Goldman.

The Compensation Committee annually determines the actual payout of short-term incentive awards based on their subjective performance of Lightbridge and each individual’s contribution to the Company’s development milestones. In 2018, the Committee considered the following performance milestones in determining the annual incentive awards to Lightbridge’s named executive officers (additional detail provided on page 17):

•	Advanced Enfission, Lightbridge’s joint venture with Framatome by identifying US-based pilot facility for production of fuel rods and completing several key fabrication milestones;

•	Progressed on fuel design goals;

•	Established interaction with US Nuclear Regulatory Commission and initiated development of fuel design limits in support of regulatory licensing activities;

•	Expanded Lightbridge’s patent portfolio by successfully obtaining six new patents in 2018 in the US and other countries; and

•	Raised approximately $33.4 million in new capital in 2018 to continue to fund Lightbridge’s research into nuclear fuel technology.

Lightbridge’s Compensation Committee approved the annual incentive payments to Lightbridge’s named executive officers as described in the bonus column of the Summary Compensation Table based on the milestones summarized above and the Committee’s assessment of each individual executive’s contribution to Lightbridge’s significant operational progress in 2018.

Long-Term Incentive Compensation

Lightbridge delivers long-term incentives to named executive officers exclusively through stock option awards granted each year. Stock options align the financial interests of our executives with Lightbridge’s stockholders because executives only realize value on stock options when Lightbridge’s share price appreciates.

23

For 2019, Lightbridge is reporting 5-year realizable pay for the CEO on page 19 of the Compensation Discussion and Analysis, which illustrates that none of the stock option awards granted to the CEO in the past five years currently have any realizable value. While the CEO and other named executive officers are aligned with stockholders at Lightbridge’s current share price, the outstanding stock options continue to provide potential for financial gains for executives if Lightbridge’s share price appreciates, and thus significant motivation to move Lightbridge’s operations towards commercial success.

Employment Agreements

On August 8, 2018, the Company entered into employment agreements with each of Mr. Grae, Dr. Mushakov and Mr. Goldman, which in the case of Mr. Grae and Dr. Mushakov replaced employment agreements entered into during 2006, and which in the case of Mr. Goldman became effective September 1, 2018. The employment agreements provide for an initial annual base salary of $459,268, $286,443 and $265,000 for each of Mr. Grae, Dr. Mushakov and Mr. Goldman, respectively, and establish a target annual bonus of 50% of base salary for each executive with the amount of any such bonus to be determined by the Compensation Committee on the achievement of performance goals that are established by the Compensation Committee. In addition, each of Messrs. Grae, Mushakov and Goldman is eligible to earn an annual long-term incentive award, subject to the Compensation Committee’s discretion to grant such awards, based upon a target award opportunity equal to 50% of base salary, and subject to attainment of such goals, criteria or targets established by the Compensation Committee in respect of each such calendar year.

Each employment agreement provides that if the executive’s employment is terminated or not extended by the Company without “cause,” or terminated by the executive for “good reason” (each as defined in the employment agreement), then, subject to the terms and conditions of the employment agreement, the executive will be entitled to certain severance payments and benefits. In the case of Mr. Grae, the employment agreement provides for payments equal to two times Mr. Grae’s base salary and target bonus for the calendar year in which the termination occurs, payable over 12 months, plus an amount equal to the prorated target bonus for the current year, payable in a lump sum. However, if such termination occurs upon or within 24 months of a “change of control” (as defined in the employment agreement), Mr. Grae will receive a lump sum payment equal to three times his base salary and target bonus for the calendar year in which the termination occurs, plus an amount equal to the prorated target bonus for the current year, and all of Mr. Grae’s equity awards will immediately fully vest, with any outstanding performance-based equity awards becoming fully vested based on the target level of performance. In the case of Dr. Mushakov and Mr. Goldman, the employment agreements provide for payments equal to the executive’s base salary and target bonus for the calendar year in which the termination occurs, payable over 12 months, plus an amount equal to the prorated target bonus for the current year, payable in a lump sum. However, if such termination occurs upon or within 24 months of a “change of control,” each of Dr. Mushakov and Mr. Goldman will receive a lump sum payment equal to two times his base salary and target bonus for the calendar year in which the termination occurs, plus an amount equal to the prorated target bonus for the current year, and all of the executive’s equity awards will immediately fully vest, with any outstanding performance-based equity awards becoming fully vested based on the target level of performance.

Each employment agreement has an initial five-year term and will automatically be extended for additional one year terms upon the expiration of the initial term unless either party provides notice of non-renewal to the other. The employment agreements provide standard benefits and contain routine confidentiality, non-competition, non-solicitation and non-disparagement provisions.

Tax Considerations

The Compensation Committee considers the anticipated tax treatment to the Company when determining executive compensation and routinely seeks to structure its executive compensation program in a way that preserves the deductibility of compensation payments and benefits. It should be noted, however, that there are many factors which are considered by the Compensation Committee in determining executive compensation and, similarly, there are many factors that may affect the deductibility of executive compensation. In order to maintain the flexibility to be able to compensate NEOs in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a strict policy that all executive compensation must be deductible.

24

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management, and based on review and discussions, the Compensation Committee recommended to the Board the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee:

Victor E. Alessi

Daniel B. Magraw

Kathleen Kennedy Townsend

2018 Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our NEOs for services rendered in all capacities during the noted periods.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Seth Grae	2018	460,416	401,859	235,235	13,228	1,110,738
CEO, President and Director	2017	449,235	111,473	372,932	—	933,640

Larry Goldman(4)	2018	219,129	165,625	135,732	24,600	545,086
CFO		—	—	—	—	—

Andrey Mushakov	2018	287,159	250,638	146,715	16,501	701,013
Executive Vice President, Nuclear Operations	2017	280,186	69,525	232,596	—	582,307

________

(1)	Bonuses for fiscal year 2018 were paid in December, 2018 and bonuses for fiscal year 2017 were paid in January, 2018.
(2)

For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the stock option awards, please see Note 9 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

(3)	Consists of the Company’s 401(k) matching contributions.
(4)	Mr. Goldman was employed since May 1, 2018 and was appointed as CFO effective September 1, 2018. From January 1, 2018 to April, 2018, Mr. Goldman was paid $61,800 as a consultant.

25

Outstanding Equity Awards at Fiscal Year End

The following table sets forth all outstanding equity awards to our named executive officers as of December 31, 2018.

	Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Seth Grae	22,574	—		28.50	7/14/2019
	13,328	—		43.25	3/11/2020
	8,521	—		27.65	3/19/2021
	31,062	—		12.75	5/5/2019
	75,627	—		6.30	4/8/2025
	9,252	—		6.30	8/12/2025
	209,142	—		4.60	11/20/2025
	218,377	—		1.54	11/9/2026
	482,776	—		1.05	10/26/2027
	—	338,589	(1)	0.90	08/08/2028

Larry Goldman	5,812	—		12.75	05/05/2019
	13,234	—		6.30	04/08/2025
	2,764	—		6.30	08/12/2025
	65,374	—		4.60	11/20/2025
	53,617	—		1.54	11/09/2026
	165,401	—		1.05	10/26/2027
	—	195,368	(1)	0.90	08/08/2028

Andrey Mushakov	2,703	—		28.50	07/13/2019
	1,710	—		43.25	03/11/2020
	1,847	—		27.10	04/11/2021
	12,125	—		12.75	05/05/2019
	36,816	—		6.30	04/08/2025
	7,785	—		6.30	08/12/2025
	120,794	—		4.60	11/20/2025
	136,200	—		1.54	11/09/2026
	301,105	—		1.05	10/26/2027
	—	211,176	(1)	0.90	08/08/2028

________

(1)	Vests one-third on each of August 8, 2019, 2020 and 2021. The stock options may vest earlier should defined milestones be achieved prior to December 31, 2019.

26

Potential Payments upon Termination or Change in Control

Employment Agreements

Please see above under “—Employment Agreements” for a description of potential payments to each of Mr. Grae, Dr. Mushakov and Mr. Goldman pursuant to their employment agreements. Each of Mr. Grae, Dr. Mushakov, and Mr. Goldman will also be entitled to continued benefits under the Company’s medical, dental and vision plans for a period of up to twelve months upon termination outside of a change of control and for a period of up to eighteen months upon termination within 24 months following a change of control.

Equity Incentive Plans

Under the Company’s 2006 Stock Plan and 2015 Equity Incentive Plan, each as amended, the Board or the Compensation Committee may accelerate the vesting of awards outstanding thereunder upon a change in control of the Company. The Board or the Compensation Committee may also provide for the payment of the cash value of the awards in connection with a change in control under circumstances specified in the Plans.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth certain information about the securities authorized for issuance under our 2015 Equity Incentive Plan, as amended, and 2006 Stock Plan, as amended, as of December 31, 2018.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights(1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,604,154	$2.72	1,103,793
Equity compensation plans not approved by security holders	—	—	—
Total	5,604,154	$2.72	1,103,793

__________

(1)	The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding stock options.

27

Director Compensation

The following table sets forth certain information concerning the compensation paid to our directors for services rendered to us during the fiscal 2018. Mr. Grae was not compensated for his service as a director in 2018. Beginning January 1, 2019, Ms. Townsend is paid $36,715 annually, up from $35,646 annually, and Mr. Alessi and Mr. Magraw are each paid $34,880 annually, up from $33,864 annually. Mr. Graham, who serves as Chairman of the Board and Corporate Secretary, earned an annual salary of $199,708 during 2018 pursuant to an employment agreement with the Company, which amount was increased to $205,188 in December 2018. Directors are reimbursed for out of pocket expenses incurred as a result of their participation on our Board.

In addition, each director was awarded stock options in August 2018, relating to 55,202 shares for Ms. Townsend and 52,442 shares for each of Messrs. Alessi, Graham and Magraw.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	All other compensation ($)	Total ($)
Victor Alessi	$33,864	$36,495	—	$70,359
Thomas Graham, Jr.	—	$36,495	$199,708	$236,203
Daniel Magraw	$33,864	$36,495	—	$70,359
Kathleen Kennedy Townsend	$35,646	$38,416	—	$74,062

_________

(1)

For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the stock option awards, please see Note 9 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

As of December 31, 2018, the Company’s directors other than Mr. Grae held the following stock options:

•	For each of Mr. Alessi and Mr. Magraw, stock options to purchase 126,243 shares of common stock.

•	For Mr. Graham, stock options to purchase 122,332 shares of common stock.

•	For Ms. Townsend, stock options to purchase 134,664 shares of common stock.

28

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information known to us with respect to the beneficial ownership of our common stock as of March 29, 2019 for: (i) each person known by us to beneficially own more than 5% of our voting securities, (ii) each named executive officer, (iii) each of our directors and nominees, and (iv) all of our current executive officers and directors as a group. The address of each executive officer, director and nominee is care of Lightbridge Corporation, 11710 Plaza America Drive, Suite 2000, Reston, VA 20190 USA. Except as explained in the footnotes to the following table, each person listed, and the members of the group, had sole voting power and sole investment power with respect to the shares shown. None of the shares are subject to pledge.

Name	Common Stock Held Directly		Derivative Securities(1)	Total Beneficial Ownership	Percent of Common Stock
Seth Grae	133,815	(2)	1,070,659	1,204,474	3.2%
Larry Goldman	15,000		306,202	321,202	*
Andrey Mushakov	46,484		621,085	667,569	1.8%
Victor Alessi	3,310		73,801	77,111	*
Thomas Graham, Jr.	35,728	(3)	69,890	105,618	*
Dan Magraw	10,182		73,801	83,983	*
Kathleen Kennedy Townsend	1,264		79,462	80,726	*
Current Directors and Executive Officers as a Group (seven people)	245,783		2,294,900	2,540,683	6.6%

________

*	Denotes less than 1% of the outstanding shares of common stock.
(1)	Consists of shares that may be acquired under stock options that are currently exercisable or will become exercisable within 60 days of March 29, 2019.
(2)	Includes 50,000 shares of common stock held by Mr. Grae’s spouse.
(3)	Includes 4,000 shares of common stock held by Mr. Graham’s spouse.

29

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is comprised of three non-employee directors, each of whom has been determined by the Board to be “independent” within the meaning of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The Board has determined that Ms. Townsend qualifies as an “audit committee financial expert” within the meaning of Item 407(d) of SEC Regulation S-K, as Ms. Townsend has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in her financial sophistication. The Audit Committee assists the Board’s oversight of the integrity of the Company’s financial reports, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the audit process and internal controls. The Audit Committee operates pursuant to a written charter adopted by the Board. The Audit Committee is responsible for overseeing the corporate accounting and financial reporting practices, recommending the selection of the Company’s registered public accounting firm, reviewing the extent of non-audit services to be performed by the auditors, and reviewing the disclosures made in the Company’s periodic financial reports. The Audit Committee also reviews and recommends to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

Following the end of the fiscal year ended December 31, 2018, the Audit Committee (1) reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with Company management; (2) discussed with the independent auditors the matters required to be discussed by applicable Public Company Accounting Oversight Board (“PCAOB”) auditing standards; and (3) received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant its independence.

Based on the review and discussions referred to above, the Audit Committee had recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

Members of the Audit Committee:

Kathleen Kennedy Townsend

Victor E. Alessi

Daniel B. Magraw

30

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board keep themselves informed of the Company’s business by participating in Board and Committee meetings, by reviewing analyses and reports, and through discussions with the Chairman and other officers.

See “Governance and Nominating Committee” above for a discussion of the process for selecting directors. There are currently five directors serving on the Board. At the annual meeting, five directors will be elected. The individuals who have been nominated for election to the Board at the annual meeting are listed in the table below. Each of the nominees is a current director of the Company.

If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for director at the time of the annual meeting, the holders of the proxies solicited by this proxy statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a director. Directors are elected by plurality of the votes cast at the meeting. Proxies submitted on the accompanying proxy card will be voted for the election of the nominees listed below, unless the proxy card is marked otherwise.

The Board recommends a vote FOR the election of the nominees listed below.

Nominees

The names, the positions with the Company and the ages as of March 29, 2019 of the individuals who are our nominees for election as directors are:

Name	Age	Position with Lightbridge	Director Since
Seth Grae	55	President, CEO, and Director	April 2006
Thomas Graham, Jr.	85	Chairman and Corporate Secretary	April 2006
Victor E. Alessi	79	Director	August 2006
Kathleen Kennedy Townsend	67	Director	October 2013
Daniel B. Magraw	72	Director	October 2006

General Information

See “Directors and Executive Officers” above for biographical summaries for each of our director nominees. For information as to the shares of the common stock held by each nominee, see “Security Ownership of Certain Beneficial Owners and Management” above.

All directors will hold office until the next election of directors, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the Board or executive officer is related to any other nominee, member of the Board or executive officer.

31

Director Qualifications

Directors are responsible for overseeing the Company’s business, consistent with their fiduciary duty to stockholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements for service on the Board that are applicable to all directors and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Board and the Governance and Nominating Committee of the Board consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by stockholders, the Governance and Nominating Committee considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Governance and Nominating Committee determines are pertinent in light of the current needs of the Board. The Governance and Nominating Committee also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board and the Governance and Nominating Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all directors, the Board assesses intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The Company’s services are performed in various countries around the world and significant areas of future growth are located outside of the United States. The Company’s business is truly global and multicultural. Therefore, the Board believes that international experience or specific knowledge of key geographic growth areas and diversity of professional experiences should be represented on the Board. The Company’s business is multifaceted and involves complex financial transactions in various countries. Therefore, the Board believes that the Board should include some directors with a high level of financial literacy and some directors who possess relevant business experience as a chief executive officer or president. Our business involves complex technologies in a highly specialized industry. Therefore, the Board believes that extensive knowledge of the Company’s business and the nuclear industry should be represented on the Board. The Company’s business also requires compliance with a variety of regulatory requirements across a number of countries and relationships with various governmental entities. Therefore, the Board believes that governmental, political or diplomatic expertise should be represented on the Board.

32

Summary of Qualifications of Directors

Set forth below are the specific qualifications, attributes, skills and experiences of our directors.

Seth Grae

Mr. Grae’s service as the Company’s President and Chief Executive Officer and his extensive experience in the nuclear industry provide valuable insight to the Board about the Company and the nuclear industry more generally.

Thomas Graham, Jr.

Mr. Graham’s service as Chairman of the Board of the Company, his experience as chairman of the board of several other companies, his extensive experience and knowledge related to nuclear non-proliferation, his knowledge of international law, and his experience as a senior US diplomat provide valuable insight to the Board about the Company, and about nuclear policy and international law more generally.

Victor E. Alessi

Dr. Alessi’s service as a director of the Company since August 2006, his expertise in nuclear physics, his experience as the president of a large organization, his technological experience, his work on nuclear non-proliferation and policy, his experience with government entities both within the US and internationally, and his experience working as a senior DOE official provide valuable insight to the Board about the Company, and about nuclear policy, organizational strategy and compliance more generally.

Kathleen Kennedy Townsend

Ms. Townsend brings a long history of accomplishments in the public and private sectors that demonstrate her high level of financial literacy, her experience as a director, her risk oversight and management expertise, as well as her experience in the political arena which provide valuable insights to the Board related to financial performance, the understanding of financial statements, and compliance provide valuable insight to the Board about the Company, and about financial performance and controls more generally.

Daniel B. Magraw

Mr. Magraw’s experience as a director of the Company since October 2006, his expertise on international environmental law and policy and international business law, as well as his long history of leadership roles provide valuable insight to the Board about the Company, and about nuclear policy and international law more generally.

33

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

Our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, business unit goals, corporate goals, and the realization of increased stockholder value.

Our Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote for the approval of the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, they will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

34

PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected BDO USA, LLP (“BDO”) to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019.

We are asking our stockholders to ratify the selection of BDO as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of BDO to our stockholders for ratification as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment.

The Company has been advised by BDO that neither the firm nor any of its associates had any relationship with the Company other than the usual relationship that exists between independent registered public accountant firms and their clients during the last fiscal year. Representatives of BDO will be available in person or via teleconference during the annual meeting, at which time they may make any statement they consider appropriate and will respond to appropriate questions raised at the annual meeting.

Independent Registered Public Accounting Firm’s Fees

The following table sets forth the fees billed to us by BDO during the fiscal years ended December 31, 2018 and 2017.

	2018	2017
Audit Fees	$222,228	$158,876
Audit Related Fees	—	—
Tax Fees	12,501	—
All Other Fees	—	—
Total	$234,729	$158,876

Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-Q and for any other services that were normally provided by BDO in connection with our statutory and regulatory filings or engagements.

Audit Related Fees consist of the aggregate fees billed for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and were not otherwise included in Audit Fees.

Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. Included in such Tax Fees are fees for preparation of our tax returns and consultancy and advice on other tax planning matters.

All Other Fees consist of the aggregate fees billed for products and services provided by BDO and not otherwise included in Audit Fees, Audit Related Fees or Tax Fees. Included in such Other Fees are fees for services rendered in connection with any private and public offerings conducted during such periods.

Our Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining auditor independence and determined that such services are appropriate. Before auditors are engaged to provide us audit or non-audit services, such engagement is (without exception, required to be) approved by the Audit Committee of our Board.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our Board to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, our Board pre-approved the service performed by the Company’s independent registered public account firm, BDO, for our consolidated financial statements as of and for the year ended December 31, 2018.

The Board recommends a vote FOR ratification of the selection of BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

35

OTHER MATTERS

Stockholder Proposals for the 2020 Annual Meeting

For a stockholder proposal (other than a director nomination) to be considered for inclusion in the Company’s proxy statement for the 2020 annual meeting of stockholders, the Company’s Corporate Secretary must receive the written proposal at our principal executive offices no later than the close of business on December 14, 2019, unless the Company notifies stockholders otherwise. Such proposals also must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, regarding stockholder proposals. The submission of a proposal in accordance with these requirements does not guarantee that we will include the proposal in our proxy statement or on our proxy card. Proposals should be addressed to the Corporate Secretary of Lightbridge Corporation at 11710 Plaza America Drive, Suite 2000, Reston, VA 20190.

For a stockholder proposal (including a director nomination) outside of the Company’s proxy statement to be properly brought before the stockholders at our 2020 annual meeting, the stockholder must provide the information required by the Company’s bylaws and give timely notice in accordance with such bylaws, which, in general, require that the notice be received by the Company’s Corporate Secretary: (i) no earlier than the close of business on January 21, 2020, and (ii) no later than the close of business on February 20, 2020, in each case, unless the Company notifies stockholders otherwise following a Board-approved amendment to the bylaws disclosed on a Form 8-K filed with the SEC.

If the date of the 2020 annual meeting is moved more than 30 days before or more than 70 days after May 20, 2020, then notice of a stockholder proposal that is not intended to be included in the Company’s proxy statement must be received no earlier than the close of business 120 days prior to the 2020 annual meeting and not later than the close of business on the later of (a) 90 days prior to the 2020 annual meeting, or (b) 10 days after public announcement of the annual meeting date, in each case, unless the Company notifies stockholders otherwise following a Board-approved amendment to the bylaws disclosed on a Form 8-K filed with the SEC.

Annual Report on Form 10-K

We will provide without charge to each person solicited by this proxy statement, on the written request of such person, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to Lightbridge Corporation, c/o Corporate Secretary, 11710 Plaza America Drive, Suite 2000, Reston, VA 20190 USA. A copy of our Annual Report on Form 10-K is also made available on our website after it is filed with the SEC.

Other Business

As of the date of this proxy statement, the Board has no knowledge of any business which will be presented for consideration at the annual meeting other than the election of directors, the advisory vote on executive compensation and the ratification of the appointment of the independent auditors. Should any other matters be properly presented, it is intended that the enclosed proxy card will be voted in accordance with the best judgment of the persons voting the proxies.

Dated: April 12, 2019

36

LIGHTBRIDGE CORPORATION

Your vote matters – here’s how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 PM, Eastern Time, on May 19, 2019

Online

Go to www.investorvote.com/LTBR or scan the QR code — login details are located in the shaded bar below.

Phone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada.

Save paper, time and money!

Sign up for electronic delivery atwww.investorvote.com/LTBR

Using a black ink pen, mark your votes with an X as show in this example. Please do not write outside the designated areas: ☒

2019 Annual Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR the nominees listed AND FOR Proposals 2 and 3.

1	Elect as Directors the nominees listed below:

	For	Withhold		For	Withhold		For	Withhold
01 – Seth Grae	☐	☐	02 – Thomas Graham, Jr.	☐	☐	03 – Victor E. Alessi	☐	☐
04 – Kathleen Kennedy Townsend	☐	☐	05 – Daniel B. Magraw	☐	☐

		For	Against	Abstain
2.	Advisory non-binding vote for the approval of the Company’s executive compensation.	☐	☐	☐
3.	Approve the ratification of BDO USA, LLP as the Company’s independent registered public accountants for fiscal year 2018.	☐	☐	☐
4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting, and any adjournment or adjournments thereof.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign your name exactly as name(s) appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at: www.envisionreports.com/LTBR

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/LTBR

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — LIGHTBRIDGE CORPORATION

Notice of 2019 Annual Meeting of Stockholders to be Held on May 20, 2019

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Lightbridge Corporation, a Nevada corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 12, 2019, and hereby constitutes and appoints Seth Grae and Thomas Graham, Jr., or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s common stock, which the undersigned is entitled to vote at the 2019 Annual Meeting of Stockholders to be held on May 20, 2019, and at any adjournment or postponement thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES, FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION, AND FOR THE RATIFICATION OF THE SELECTION OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED APRIL 12, 2019 IS UNABLE TO SERVE OR WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated April 12, 2019, and the 2018 Annual Report to Stockholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Please sign, date and mail this proxy immediately in the enclosed envelope.

C Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below..

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD.